SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 3, 2000


                      Commission File Number 0-15582

                         MINUTEMAN INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



   Illinois                                                36-2262931
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(State or other jurisdiction of                         (Employer IRS No.)
incorporation or organization)


111 South Rohlwing Road, Addison, Illinois                   60101
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  (Address of principal executive offices)                (Zip Code)




                               (630)627-6900
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         (Registrant's telephone number, including area code)



                                 NO CHANGE
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         (Former name, former address and former fiscal year if changed since last report)

Item 6. Resignations of Registrant's Directors.

         On September 20, 2000 Jerome E. Rau, Chairman of the Board of Directors and Chief Executive Officer of Minuteman International, Inc. died suddenly of heart failure while attending to Minuteman business abroad. Mr. Rau's son, Gregory J. Rau, a Director and President of Minuteman International, Inc. has assumed Mr. Rau's responsibilities as Chief Executive Officer. This information was reported in the Company's Third Quarter 10-Q for the quarter ended September 30, 2000. A copy of the press release issued September 22, 2000 is attached hereto as Exhibit A.

         On November 3, 2000, Thomas J. Nolan, Vice President, Treasurer and Chief Financial Officer of Minuteman International, Inc. was appointed by the unanimous consent of the Board of Directors to fill the vacancy on the Board created as a result of Mr. Rau's death and to serve for the remainder of Mr. Rau's term or until the next Annual Meeting of Shareholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2000


MINUTEMAN INTERNATIONAL, INC.


By: /s/ GREGORY J. RAU
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   Gregory J. Rau
   President and Chief Executive Officer



By: /s/ THOMAS J. NOLAN
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   Thomas J. Nolan
   Vice President, Treasurer, and Chief
   Financial Officer